Exhibit 10.21

THIRD LOAN MODIFICATION AGREEMENT
(MASTER)

THIS THIRD LOAN MODIFICATION AGREEMENT (the “Agreement”) entered into this March 2, 1999, by PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”) and SOUTHTRUST BANK, N.A., a national banking association, (the “Lender”).

RECITALS

Pursuant to those loan commitments dated April 22, 1998 and November 20, 1998 (together, the “Original Commitment”), Lender has made a $22,000,000 Revolving Line of Credit loan to Borrower (the “Loan”). Borrower has executed a $15,500,000 Promissory Note and a $4,500,000 Promissory Note, both in favor of Lender (collectively the “Note”), which Note was subsequently modified by certain Loan Modification Agreements executed by the parties, and Borrower has executed other documents, including the Deeds of Trust (as described below), in connection with the Loan (the Note, the Deed of Trust, the Loan Modification Agreements, and these other documents collectively referred to as the “Loan Documents”).  The parties now wish to modify certain provisions of the Loan Documents as described below. The parties, in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             Modification.  Notwithstanding language in the Note and the other Loan Documents to the contrary, the parties agree that the interest rate to be charged under the Note shall be the per annum rate equal to the LIBOR Rate (defined below) in effect from time to time, plus 2.75%. The term “LIBOR Rate” means the rate of interest corresponding to the thirty (30) day LIBOR Rate (rounded to the next higher 1/100 of 1%) for U.S. dollar deposits of one (1) month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time (or if not so reported, then as determined by Beneficiary from another recognized source of interbank quotation). Changes in the interest rate will be effective on the date the LIBOR Rate changes. The interest rate set out above shall be effective as of March 1, 1999 for all then outstanding advances and all future advances made under the Note.

2.             Effect of Modification. Except as amended by this Agreement, the provisions of the Note and other Loan Documents are hereby confirmed and shall remain in full force and effect. The executed original of this Agreement shall be attached to the original Note. The parties acknowledge that the Note, as modified by this Agreement, remains secured by all Deeds of Trust, Security Agreement and Assignment of Leases (Master), as supplemented by the Supplemental Deed(s) of Trust, if any, executed by Borrower  (collectively the “Deed of Trust”). This Agreement shall not, in any way, constitute a novation of the Loan.

3.             Borrower/Guarantor Representation. The Borrower, and the Guarantors by their signatures below, acknowledge that the Note and other Loan Documents, as amended, represent valid and subsisting obligations of the Borrower and Guarantors, respectively, and that there are no known defenses or offsets against those obligations.

4.             Miscellaneous. No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles. All words and phrases in this Agreement shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires. Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this agreement as of the date first above written.

BORROWER:		LENDER:

PARKER & LANCASTER CORPORATION,		SOUTHTRUST BANK, N.A.,
a Virginia corporation		a national banking association

BY:	J. Russell Parker, III	BY:	David P. Adams
Title:	President	Vice President

CONSENT/ACKNOWLEDGMENT

The undersigned, guarantors of the Note described above, consent to this Loan Modification Agreement and the additional obligations imposed upon them by this Agreement as guarantors of the Loan. The undersigned agree that this Agreement shall not in any way release them from their obligations or liabilities under that “Guaranty Agreement” dated on or about May 29, 1998 (the “Guaranty”) executed by them in connection with the other Loan Documents. The undersigned acknowledge that they remain bound under that Guaranty as provided in that document and that the terms of that Guaranty and their respective liability thereunder shall be applicable to the Loan Documents as amended by this Agreement.

IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Agreement this                     , 1999.

J. Russell Parker, III	(SEAL)
J. Russell Parker, III - Guarantor

Barbara H. Parker	(SEAL)
Barbara H. Parker - Guarantor